UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2010

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2010, the Board of Directors of the Company appointed Stephen G. Newberry as Vice Chairman of the Board of Directors. Mr. Newberry will continue to serve as the Company’s Chief Executive Officer.

Martin B. Anstice, the Company’s Executive Vice President and Chief Operating Officer, was appointed by the Company’s Board of Directors as President. Mr. Anstice will continue to serve as the Company’s Chief Operating Officer.

In connection with the appointments, on December 7, 2010, Mr. Newberry and Mr. Anstice each entered into an amendment to their respective employment agreements with the Company in order to reflect their revised titles.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Officer

The information provided in Item 1.01 above is incorporated herein by reference.

Mr. Anstice, 43, joined the Company in April 2001 as Senior Director, Operations Controller, was promoted to the position of Managing Director and Corporate Controller in May 2002, was promoted to Group Vice President, Chief Financial Officer, and Chief Accounting Officer in June 2004, was named Senior Vice President, Chief Financial Officer and Chief Accounting Officer in March 2007, and was promoted to Executive Vice President, Chief Operating Officer, in September 2008. Mr. Anstice began his career at Raychem Corporation where, during his 13-year tenure, he held numerous finance roles of increasing responsibility in Europe and North America. Subsequent to Tyco International’s acquisition of Raychem in 1999, he assumed responsibilities supporting mergers and acquisition activities of Tyco Electronics. Mr. Anstice is an associate member of the Chartered Institute of Management Accountants in the United Kingdom.

There are no arrangements or understandings between Mr. Anstice and any other persons pursuant to which Mr. Anstice was named as President of the Company. Mr. Anstice does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Anstice has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

(e) Amendment of Compensatory Arrangements

Effective December 1, 2010, Mr. Anstice’s annual base salary was increased from $464,000 to $550,000 and the annual base salary of Richard A. Gottscho, the Company’s Senior Vice President, Global Products, was increased from $370,800 to $410,000.

Item 7.01	Regulation FD Disclosure.

On December 7, 2010, the Company issued a press release announcing the appointment of Mr. Newberry as Vice Chairman and Mr. Anstice as President of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 7, 2010 announcing the appointment of Mr. Newberry as Vice Chairman and Mr. Anstice as President of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2010

LAM RESEARCH CORPORATION

By:	/S/ GEORGE M. SCHISLER, JR.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary